Exhibit 99.1

Blockbuster Reports Full-Year 2007 and Improved Fourth Quarter Results

Fourth Quarter Highlights:

•	Worldwide Same-Store and By-Mail Revenues Increased 7.4%
•	Worldwide Same-Store Revenues Increased 2.9%
•	Net Income Increased $29.8 Million
•	EBITDA Improved 16.2%

DALLAS, Mar. 6, 2008 — Blockbuster Inc. (NYSE: BBI, BBI.B) today reported financial results for the fourth quarter and full-year ended January 6, 2008.

Total revenues increased 3.6% to $1.57 billion for the fourth quarter of 2007 from $1.51 billion for the fourth quarter of 2006. For the fourth quarter of 2007, net income was $38.1 million, or $0.18 per diluted share, an improvement of $29.8 million as compared with net income of $8.3 million, or $0.04 per diluted share, for the fourth quarter of 2006. Adjusted net income for the fourth quarter of 2007, which excludes severance costs and certain other items, totaled $54.9 million, or $0.26 per share, as compared with adjusted net income of $21.1 million, or $0.11 per share, for the fourth quarter of 2006. The calculations of adjusted results are shown on pages 6 and 7 of the tables accompanying this release.

“The year 2007 was one of transition for Blockbuster. During the last half of the year, we established financial stability and took decisive steps to grow our rental business, diversify revenue streams and broaden channels of distribution,” said Jim Keyes, Blockbuster Chairman and CEO. “Most notably, through aggressive cost reductions, the repositioning of our subscription programs, and a renewed focus on store merchandising, we gained momentum in both sales and earnings. Building on our fourth quarter growth in year-over-year revenues and improvement in operating income, we are well positioned to return the Company to profitability in 2008.”

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Blockbuster Inc. Fourth Quarter 2007 Earnings Release

Consolidated Fourth Quarter Financial Results

Total revenues for the fourth quarter of 2007 increased $55.1 million as compared to the same period last year, even with a significant reduction in the number of company-operated stores worldwide. The fourth quarter results were principally driven by growth in domestic rental and retail revenues and an increase in rental revenues internationally.

Worldwide same-store and by-mail revenues increased 7.4% from the same period last year.

Domestic same-store and by-mail revenues increased 6.1% reflecting an 11.7% increase in same-store merchandise sales and 5.3% growth in same-store and by-mail rental revenues. Domestic same-store revenues, excluding by-mail subscription revenues, decreased only 0.9% reflecting a 490 basis point improvement, as compared to the fourth quarter of 2006.

International same-store revenues increased 10.0% from the same period last year, largely driven by a 20.3% growth in same-store merchandise sales. International same-store rental revenues increased 0.5% reflecting an 880 basis points improvement over the same period last year.

Gross profit for the fourth quarter of 2007 increased $16.4 million, primarily driven by the increase in total revenues discussed above. Gross margin for the fourth quarter of 2007 totaled 50.9%. Total selling, general and administrative (“SG&A”) expenses for the fourth quarter of 2007 were essentially flat as compared to the same period last year. Additionally, management has completed its review of the Company’s cost structure and identified further reductions bringing the total annualized overhead cost savings to approximately $100 million in 2008. Accordingly, during the fourth quarter the Company recorded an additional $13.3 million of severance expenses. Operating income for the fourth quarter of 2007 totaled $73.2 million, representing a $29.3 million increase as compared to operating income of $43.9 million for the same period last year.

Cash flow provided by operating activities decreased by $14.7 million from $159.9 million for the fourth quarter of 2006 to $145.2 million for the fourth quarter of 2007. The decrease was driven primarily by changes in working capital. Free cash flow (net cash flow used for operating activities less capital expenditures) for the fourth quarter of 2007 was essentially flat at $122.8 million as compared to the same period last year. During the fourth quarter of 2007, the Company paid down approximately $79.2 million in debt, including the entire balance outstanding under its revolving credit facility at September 30, 2007.

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Blockbuster Inc. Fourth Quarter 2007 Earnings Release

Full-Year 2007 Financial Results

Revenues for 2007 increased 0.3% to $5.54 billion from $5.52 billion for 2006. Operating income for the full-year 2007 totaled $39.1 million, as compared to operating income of $73.6 million for 2006. For the full-year 2007, net loss totaled $85.1 million, or $0.45 per share, as compared with net income of $39.2 million, or $0.21 per diluted share, for 2006. Excluding gain on the sale of GAMESTATION®, severance and lease termination costs and certain other items, as shown on pages 6 and 7 of the financial tables, adjusted net loss for the full-year 2007 totaled $135.6 million, or $0.71 per share, compared with adjusted net loss of $1.6 million, or $0.01 per share, in 2006.

2008 Outlook

“Considerable improvement in our business in the fourth quarter, as well as our performance year-to-date, gives us confidence in our ability to execute on our plan and deliver increased value to our shareholders in 2008,” said Tom Casey, Blockbuster Chief Financial Officer. “As a result of the positive impact of the initiatives we have put in place, coupled with our cost containment actions, for the full-year we expect to generate meaningful cash flow and deliver adjusted EBITDA in the range of $290 - $310 million, which corresponds to GAAP financial measures of operating income in the range of $113-$133 million and net income in the range of $5-$25 million. Additionally, our capital expenditures in 2008 will total approximately $130 million.”

Disclosure Enhancements

Beginning in this year’s fourth quarter, the Company will present its financial results in two reportable segments: Domestic and International. The Company has also made several other presentation changes to its financial statements and tables accompanying this release. These changes were designed to enhance the disclosure of the Company’s gross margin and expense structure and provide more clarity as to the impact of its strategic initiatives.

Restatement

The Company will restate, in its Form 10-K for the fiscal year ended January 6, 2008, its previously reported consolidated financial statements for each of the fiscal years ended December 31, 2006 and 2005 and its condensed consolidated financial information for each of the interim periods of fiscal years 2007 and 2006 to correct identified errors. The Company is not withdrawing reliance on its financial statements for the fiscal years ended December 31, 2006 and 2005, or for any of the interim periods of fiscal years

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Blockbuster Inc. Fourth Quarter 2007 Earnings Release

2007 and 2006, because the Company has determined that these financial statements can still be relied upon.

The effects of the restatement on income from continuing operations are as follows:

•	Thirty-nine weeks ended September 30, 2007 – increase of $1.9 million from previously reported loss from continuing operations of $(118.0) million to a restated amount of $(116.1) million.

•	Fiscal year ended December 31, 2006 – decrease of $4.2 million from previously reported income from continuing operations of $67.9 million to a restated amount of $63.7 million.

•	Fiscal year ended December 31, 2005 – increase of $4.2 million from previously reported loss from continuing operations of $(548.3) million to a restated amount of $(544.1) million.

In consideration of the errors that led to this restatement, the Company will report in its Form 10-K for the year ended January 6, 2008 two material weaknesses in its internal controls over financial reporting. The material weaknesses are related to accounting for general and administrative expense accruals and accounting for foreign currency translation adjustments.

Additional financial and operational information for the fourth quarter and full-year 2007 can be found in the tables accompanying this release.

Earnings call

The Blockbuster earnings call will be webcast today at 9 a.m. Central time. Following the conclusion of the webcast, a replay of the call will be available via the Company’s website. Additionally, further detail on the Company’s quarterly and full-year 2007 results can be found in the Company’s Forms 10-Q for the quarters ended April 1, July 1 and September 30, 2007 and in the Company’s upcoming Form 10-K for the year ended January 6, 2008. The filings and the webcast can be accessed at http://investor.blockbuster.com.

About Blockbuster

Blockbuster Inc. (NYSE: BBI, BBI.B) is a leading global provider of in-home movie and game entertainment, with over 7,800 stores throughout the Americas, Europe, Asia and Australia. The Company may be accessed worldwide at www.blockbuster.com.

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Blockbuster Inc. Fourth Quarter 2007 Earnings Release

Press Contacts:	Investor Relations Contact:
Karen Raskopf	Angelika Torres
Senior Vice President, Corporate Communications	Director, Investor Relations
(214) 854-3190	(214) 854-4279
OR
Randy Hargrove
Senior Director, Corporate Communications
(214) 854-3190

Forward-Looking Statements

This release and our related earnings conference call include forward-looking statements related to our operations and business outlook and financial and operational strategies and goals, including our expectations about our financial performance in 2008 and the statements appearing under the heading “2008 Outlook.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Factors that may cause actual results to vary materially include, among others: (1) consumer appeal of our existing and planned product and service offerings, and the related impact of competitor pricing and product and service offerings; (2) overall industry performance and the accuracy of our estimates and judgments regarding trends impacting the home video industry; (3) our ability to obtain favorable terms from suppliers, including on such matters as copy depth and uses of product; (4) the studios’ dependence on revenues generated from retail home video and their related determinations with respect to pricing and the timing of distribution of their product; (5) the variability in consumer appeal of the movie titles and games software released for rental and sale; (6) our ability to comply with operating and financial restrictions and covenants in our debt agreements and any adverse publicity relating thereto; (7) our ability to respond to changing consumer preferences, including with respect to new technologies and alternative methods of content delivery, and to effectively adjust our offerings if and as necessary; (8) the extent and timing of our continued investment of incremental operating expenses and capital expenditures to continue to develop and implement our initiatives and our corresponding ability to effectively control overall operating expenses and capital expenditures; (9) our ability to effectively and timely prioritize and implement our initiatives and to timely implement and maintain the necessary information technology systems and infrastructure to support our initiatives; (10) our ability to capitalize on anticipated industry consolidation; (11) the application and impact of future accounting policies or interpretations of existing accounting policies; (12) the impact of developments affecting our outstanding and any future litigation and claims against us; (13) shifts in strategy in connection with recent changes in the composition of our key management; and (14) other factors, as described in our filings with the Securities and Exchange Commission, including the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2006 and under the heading “Disclosure Regarding Forward-Looking Information” in our quarterly report on Form 10-Q for the quarter ended September 30, 2007. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release and in our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

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BLOCKBUSTER INC.

COMPARATIVE FINANCIAL HIGHLIGHTS

(In millions, except per share amounts)

	Fiscal Quarter Ended January 6, 2008	Fiscal Quarter Ended December 31, 2006	Fiscal Year Ended January 6, 2008	Fiscal Year Ended December 31, 2006
		(As restated)		(As restated)
Revenues:
Base rental revenues	$931.8	$848.4	$3,426.2	$3,413.1
Previously rented product (“PRP”) revenues	171.4	146.7	656.3	616.0

Total rental revenues	1,103.2	995.1	4,082.5	4,029.1
Merchandise sales	455.1	501.4	1,400.1	1,431.9
Other revenues	8.8	15.5	59.8	61.2

	1,567.1	1,512.0	5,542.4	5,522.2

Cost of sales:
Cost of rental revenues	410.0	348.8	1,604.0	1,403.9
Cost of merchandise sold	360.0	382.5	1,073.8	1,075.8

	770.0	731.3	2,677.8	2,479.7

Gross profit	797.1	780.7	2,864.6	3,042.5

Operating expenses:
General and administrative	642.9	630.6	2,525.1	2,598.6
Advertising	35.1	47.6	194.0	154.3
Depreciation and amortization of intangibles	43.7	53.5	185.7	210.9
Impairment of long-lived assets	2.2	5.1	2.2	5.1
Gain on sale of Gamestation	—	—	(81.5)	—

	723.9	736.8	2,825.5	2,968.9

Operating income	73.2	43.9	39.1	73.6
Interest expense	(23.3)	(24.5)	(88.7)	(101.6)
Interest income	1.4	2.6	6.5	9.9
Other items, net	—	1.9	(1.5)	5.4

Income (loss) before income taxes	51.3	23.9	(44.6)	(12.7)
Benefit (provision) for income taxes	(9.4)	(10.3)	(29.6)	76.4

Income (loss) from continuing operations	41.9	13.6	(74.2)	63.7
Income (loss) from discontinued operations, net of tax	(0.9)	(2.4)	0.4	(13.2)

Net income (loss)	41.0	11.2	(73.8)	50.5
Preferred stock dividends	(2.9)	(2.9)	(11.3)	(11.3)

Net income (loss) applicable to common stockholders	$38.1	$8.3	$(85.1)	$39.2

Net income (loss) per common share:
Basic
Continuing operations	$0.20	$0.05	$(0.45)	$0.28
Discontinued operations	—	(0.01)	—	(0.07)

Net income (loss)	$0.20	$0.04	$(0.45)	$0.21

Weighted average common shares outstanding:
Basic	191.1	187.6	190.3	187.1

Net income (loss) per common share:
Diluted
Continuing operations	$0.19	$0.05	$(0.45)	$0.28
Discontinued operations	(0.01)	(0.01)	—	(0.07)

Net income (loss)	$0.18	$0.04	$(0.45)	$0.21

Weighted average common shares outstanding:
Diluted	221.7	190.1	190.3	189.0

Notes:
Q4 Fiscal 2007 is 14 Weeks
Q4 Fiscal 2006 is 13 Weeks

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Revenues by Product Line:

	Fiscal Quarter Ended January 6, 2008		Fiscal Quarter Ended December 31, 2006		Fiscal Year Ended January 6, 2008		Fiscal Year Ended December 31, 2006
	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total
			(As restated)				(As restated)
Domestic

Rental revenues
Movies	$503.9	50.6%	$506.1	55.9%	$1,862.9	51.7%	$2,111.5	58.3%
Games	59.6	6.0%	65.5	7.2%	220.6	6.1%	246.4	6.8%
Subscription rental	141.0	14.1%	74.0	8.2%	526.4	14.6%	248.3	6.9%
PRP	135.0	13.5%	117.4	13.0%	527.3	14.6%	494.8	13.7%

Total rental revenues	839.5	84.2%	763.0	84.3%	3,137.2	87.0%	3,101.0	85.7%

Merchandise sales
Movies	81.5	8.2%	74.1	8.2%	221.2	6.1%	234.7	6.5%
Games	19.3	1.9%	18.9	2.1%	47.4	1.3%	77.5	2.1%
Other	50.7	5.1%	38.7	4.3%	177.9	4.9%	161.6	4.5%

Total merchandise sales	151.5	15.2%	131.7	14.6%	446.5	12.3%	473.8	13.1%

Other revenues	6.1	0.6%	10.3	1.1%	24.2	0.7%	42.4	1.2%

Total domestic revenues	$997.1	100.0%	$905.0	100.0%	$3,607.9	100.0%	$3,617.2	100.0%

International

Rental revenues
Movies	$209.1	36.6%	$185.7	30.6%	$756.9	39.1%	$745.1	39.1%
Games	18.2	3.2%	17.1	2.8%	59.4	3.1%	61.8	3.2%
PRP	36.4	6.4%	29.3	4.8%	129.0	6.7%	121.2	6.4%

Total rental revenues	263.7	46.2%	232.1	38.2%	945.3	48.9%	928.1	48.7%

Merchandise sales
Movies	80.3	14.1%	67.3	11.1%	222.9	11.5%	205.9	10.8%
Games	169.2	29.7%	250.6	41.3%	549.1	28.4%	587.9	30.9%
Other	54.1	9.5%	51.8	8.5%	181.6	9.4%	164.3	8.6%

Total merchandise sales	303.6	53.3%	369.7	60.9%	953.6	49.3%	958.1	50.3%

Other revenues	2.7	0.5%	5.2	0.9%	35.6	1.8%	18.8	1.0%

Total international revenues	$570.0	100.0%	$607.0	100.0%	$1,934.5	100.0%	$1,905.0	100.0%

Total consolidated revenues	$1,567.1		$1,512.0		$5,542.4		$5,522.2

Gross Profit by Product Line:
	Fiscal Quarter Ended January 6, 2008		Fiscal Quarter Ended December 31, 2006		Fiscal Year Ended January 6, 2008		Fiscal Year Ended December 31, 2006
	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue
			(As restated)				(As restated)
Domestic

Rental	$508.3	60.5%	$480.4	63.0%	$1,822.9	58.1%	$1,989.5	64.2%
Merchandise	35.2	23.2%	38.6	29.3%	121.9	27.3%	132.8	28.0%
Other	6.1	100.0%	10.3	100.0%	24.2	100.0%	42.4	100.0%

Total domestic	549.6	55.1%	529.3	58.5%	1,969.0	54.6%	2,164.7	59.8%

International

Rental	184.9	70.1%	165.9	71.5%	655.6	69.4%	635.7	68.5%
Merchandise	59.9	19.7%	80.3	21.7%	204.4	21.4%	223.3	23.3%
Other	2.7	100.0%	5.2	100.0%	35.6	100.0%	18.8	100.0%

Total international	247.5	43.4%	251.4	41.4%	895.6	46.3%	877.8	46.1%

Total consolidated	$797.1	50.9%	$780.7	51.6%	$2,864.6	51.7%	$3,042.5	55.1%

Notes:
Q4 Fiscal 2007 is 14 Weeks
Q4 Fiscal 2006 is 13 Weeks

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Selling General and Administrative (G&A) Comparison

(Dollars in millions)

Selling General and Administrative Expenses:

	Fiscal Quarter Ended January 6, 2008		Fiscal Quarter Ended December 31, 2006		Fiscal Year Ended January 6, 2008		Fiscal Year Ended December 31, 2006
	SG&A Expense	Percent of Revenue	SG&A Expense	Percent of Revenue	SG&A Expense	Percent of Revenue	SG&A Expense	Percent of Revenue
			(As restated)				(As restated)
Advertising	$35.1	2.3%	$47.6	3.2%	$194.0	3.6%	$154.3	2.8%
G&A Expense - Store	565.9	36.1%	534.8	35.4%	$2,163.9	39.0%	$2,168.5	39.3%
G&A Expense - Corporate	77.0	4.9%	95.8	6.3%	361.2	6.5%	430.1	7.8%

Total SG&A	$678.0	43.3%	$678.2	44.9%	$2,719.1	49.1%	$2,752.9	49.9%

Notes:
Q4 Fiscal 2007 is 14 Weeks
Q4 Fiscal 2006 is 13 Weeks

Facilities Statistics
	As of January 6, 2008
	Domestic			International
	Total Number	Avg Selling Sq Footage	Total Sq Footage	Total Number	Avg Selling Sq Footage	Total Sq Footage
		(in thousands)	(in thousands)		(in thousands)	(in thousands)
Stores	4,005	5.6	22,158	2,068	3.0	6,158
Distribution Centers	40	N/A	1,133	8	N/A	249
Corporate/Regional Offices	12	N/A	420	8	N/A	127

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Other Information: Revenue

	Fiscal Quarter Ended January 6, 2008	Fiscal Quarter Ended December 31, 2006	Fiscal Year Ended January 6, 2008	Fiscal Year Ended December 31, 2006
Total revenues increase (decrease)	3.6%		0.4%

Domestic same-store revenues increase (decrease)

Rental revenues	(3.1)%	(3.9)%	(7.2)%	(2.7)%
Merchandise sales	11.7%	(14.0)%	(3.7)%	(24.2)%
Total revenues	(0.9)%	(5.8)%	(6.9)%	(6.6)%

International same-store revenues increase (decrease)

Rental revenues	0.5%	(8.3)%	(2.8)%	(7.4)%
Merchandise sales	20.3%	21.8%	23.3%	9.7%
Total revenues	10.0%	7.9%	7.5%	0.4%

World-wide same-store revenues increase (decrease)

Rental revenues	(2.2)%	(5.0)%	(6.1)%	(3.9)%
Merchandise sales	17.0%	9.3%	11.6%	(4.7)%
Total revenues	2.9%	(0.6)%	(2.3)%	(4.2)%

World-wide same-store and other revenues increase (decrease)

Rental revenues	4.2%	(1.8)%	1.4%	(1.0)%
Merchandise sales	17.0%	9.3%	11.6%	(4.7)%
Total revenues	7.4%	1.5%	3.4%	(2.1)%

Cash Flow Data:
	Fiscal Quarter Ended January 6, 2008	Fiscal Quarter Ended December 31, 2006	Fiscal Year Ended January 6, 2008	Fiscal Year Ended December 31, 2006
Net cash flow provided by (used for) operating activities	$145.2	$159.9	$(56.2)	$329.4
Net cash flow provided by (used for) investing activities	$(9.3)	$(12.7)	$76.7	$(41.0)
Net cash flow provided by (used for) financing activities	$(85.0)	$(12.0)	$(241.0)	$(183.2)

Capital Expenditures	$22.4	$38.8	$74.4	$78.5

Balance Sheet Information:
	January 6, 2008	December 31, 2006
Cash and cash equivalents	$184.6	$394.9
Merchandise inventories	$343.9	$343.9
Rental library	$441.1	$453.9
Accounts payable	$472.8	$527.8
Total debt (including capital lease obligations)	$757.8	$984.2

Notes:
Q4 Fiscal 2007 is 14 Weeks
Q4 Fiscal 2006 is 13 Weeks

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Worldwide Store Count Information:

	Fiscal Year Ended January 6, 2008	Fiscal Year Ended December 31, 2006
Domestic Company-Owned Stores:
Beginning	4,255	4,617
Additions/Purchases	39	59
Closures/Sales	(289)	(421)

Ending	4,005	4,255

International Company-Owned Stores:
Beginning	2,296	2,541
Additions/Purchases	101	28
Closures/Sales	(329)	(273)

Ending	2,068	2,296

Franchised Stores:
Beginning	1,809	1,884
Additions/Purchases	80	141
Closures/Sales	(132)	(216)

Ending	1,757	1,809

Total Stores Worldwide:
Beginning	8,360	9,042
Additions/Purchases	220	228
Closures/Sales	(750)	(910)

Ending	7,830	8,360

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the fiscal quarter and fiscal year ended January 6, 2008, the Company reports adjusted net loss, adjusted net loss per common share, adjusted operating income (loss), and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) excluding the gain on sale of Gamestation, costs incurred for store closures, impairment of long-lived assets and severance costs. Additionally, for the fiscal year ended January 6, 2008, the Company reports adjusted net loss, adjusted net loss per common share, adjusted operating loss and adjusted EBITDA excluding proceeds from the termination of our Brazilian franchise agreement. For the fiscal quarter and fiscal year ended December 31, 2006, the Company reports adjusted net income (loss), adjusted net income (loss) per common share, adjusted operating income and adjusted EBITDA excluding charges related to costs incurred for store closures, severance costs and the expected performance under a 2001 guarantee of franchisee debt.

In addition, for the fiscal year ended December 31, 2006, the Company reports adjusted net loss and adjusted net loss per common share excluding the recognition of a tax benefit from the resolution of multi-year income tax audits. For the fiscal quarter ended January 6, 2008, the Company reports adjusted net income, adjusted net income per common share, adjusted operating income and adjusted EBITDA excluding the costs incurred for store closures and severance costs.

Adjusted net income (loss), adjusted net income (loss) per common share, adjusted operating income (loss) and adjusted EBITDA are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission and not measures of operating performance calculated in accordance with GAAP. As a result, adjusted net income (loss), adjusted net income (loss) per common share, adjusted operating income (loss) and adjusted EBITDA should not be considered in isolation of, or as a substitute for, income (loss) from continuing operations, net income (loss) per common share, operating income (loss) and net income (loss) as indicators of operating performance. Adjusted net income (loss), adjusted net income (loss) per common share, adjusted operating income (loss), and adjusted EBITDA, as the Company calculates them, may not be comparable to similarly titled measures employed by other companies.

Management believes that, because the items discussed above are non-recurring in nature, adjusting the Company’s financial results to exclude these amounts provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by Management in its financial and operational decision-making. In addition, Management believes that adjusting the Company's financial results to exclude depreciation and amortization of intangibles also provides investors with a clearer perspective of the current underlying operating performance of the Company and a clearer comparison to current period results.

Management uses these non-GAAP financial measures as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Income (loss) from continuing operations is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted net income (loss). Operating income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted operating income (loss). Net income (loss) is the financial measures calculated and presented in accordance with GAAP that is most comparable to adjusted EBITDA.

	Fiscal Quarter Ended January 6, 2008	Fiscal Quarter Ended December 31, 2006	Fiscal Year Ended January 6, 2008	Fiscal Year Ended December 31, 2006	Fiscal Quarter Ended September 30, 2007
		(As restated)		(As restated)	(As restated)
Reconciliation of adjusted net income (loss):
Income (loss) from continuing operations	$41.9	$13.6	$(74.2)	$63.7	$(34.2)
Adjustments to reconcile income (loss) from continuing operations to adjusted net income (loss):
Gain on sale of Gamestation	—	—	(81.5)	—	(0.2)
Termination of Brazilian franchise agreement, net of tax	—	—	(17.0)	—	—
Store closure costs including lease terminations	0.4	5.3	15.4	20.3	2.9
Severance costs	13.3	—	30.8	14.5	7.9
Impairment of long-lived assets	2.2	5.1	2.2	5.1	—
Expected performance under a 2001 guarantee of franchisee debt	—	—	—	4.0	—
Resolution of income tax audits	—	—	—	(97.9)	—

Adjusted net income (loss)	57.8	24.0	(124.3)	9.7	(23.6)
Preferred stock dividends	(2.9)	(2.9)	(11.3)	(11.3)	(2.8)

Adjusted net income (loss) applicable to common stockholders	$54.9	$21.1	$(135.6)	$(1.6)	$(26.4)

Adjusted net income (loss) per common share	$0.26	$0.11	$(0.71)	$(0.01)	$(0.14)

Weighted average common shares outstanding—diluted	221.7	190.1	190.3	189.0	190.6

Reconciliation of adjusted operating income (loss):
Operating income (loss)	$73.2	$43.9	$39.1	$73.6	$(4.8)
Adjustments to reconcile operating income (loss) to adjusted operating income (loss):
Gain on sale of Gamestation	—	—	(81.5)	—	(0.2)
Termination of Brazilian franchise agreement	—	—	(20.0)	—	—
Store closure costs including lease terminations	0.4	5.3	15.4	20.3	2.9
Severance costs	13.3	—	30.8	14.5	7.9
Impairment of long-lived assets	2.2	5.1	2.2	5.1	—
Expected performance under a 2001 guarantee of franchisee debt	—	—	—	4.0	—

Adjusted operating income (loss)	$89.1	$54.3	$(14.0)	$117.5	$5.8

Notes:

Q4 Fiscal 2007 is 14 Weeks

Q4 Fiscal 2006 is 13 Weeks

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the fiscal quarter and fiscal year ended January 6, 2008, the Company reports adjusted net loss, adjusted net loss per common share, adjusted operating income (loss), and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) excluding the gain on sale of Gamestation, costs incurred for store closures, impairment of long-lived assets and severance costs. Additionally, for the fiscal year ended January 6, 2008, the Company reports adjusted net loss, adjusted net loss per common share, adjusted operating loss and adjusted EBITDA excluding proceeds from the termination of our Brazilian franchise agreement. For the fiscal quarter and fiscal year ended December 31, 2006, the Company reports adjusted net income (loss), adjusted net income (loss) per common share, adjusted operating income and adjusted EBITDA excluding charges related to costs incurred for store closures, severance costs and the expected performance under a 2001 guarantee of franchisee debt.

In addition, for the fiscal year ended December 31, 2006, the Company reports adjusted net loss and adjusted net loss per common share excluding the recognition of a tax benefit from the resolution of multi-year income tax audits. For the fiscal quarter ended January 6, 2008, the Company reports adjusted net income, adjusted net income per common share, adjusted operating income and adjusted EBITDA excluding the costs incurred for store closures and severance costs.

Adjusted net income (loss), adjusted net income (loss) per common share, adjusted operating income (loss) and adjusted EBITDA are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission and not measures of operating performance calculated in accordance with GAAP. As a result, adjusted net income (loss), adjusted net income (loss) per common share, adjusted operating income (loss) and adjusted EBITDA should not be considered in isolation of, or as a substitute for, income (loss) from continuing operations, net income (loss) per common share, operating income (loss) and net income (loss) as indicators of operating performance. Adjusted net income (loss), adjusted net income (loss) per common share, adjusted operating income (loss), and adjusted EBITDA, as the Company calculates them, may not be comparable to similarly titled measures employed by other companies.

Management believes that, because the items discussed above are non-recurring in nature, adjusting the Company’s financial results to exclude these amounts provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by Management in its financial and operational decision-making. In addition, Management believes that adjusting the Company’s financial results to exclude depreciation and amortization of intangibles also provides investors with a clearer perspective of the current underlying operating performance of the Company and a clearer comparison to current period results.

Management uses these non-GAAP financial measures as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Income (loss) from continuing operations is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted net income (loss). Operating income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted operating income (loss). Net income (loss) is the financial measures calculated and presented in accordance with GAAP that is most comparable to adjusted EBITDA.

	Fiscal Quarter Ended January 6, 2008	Fiscal Quarter Ended December 31, 2006	Fiscal Year Ended January 6, 2008	Fiscal Year Ended December 31, 2006	Fiscal Quarter Ended September 30, 2007
		(As restated)		(As restated)	(As restated)
Reconciliation of adjusted EBITDA:
Net Income (loss)	$41.0	$11.2	$(73.8)	$50.5	$(34.4)
Adjustments to reconcile net income (loss) to adjusted EBITDA:
Income (loss) from discontinued operations, net of tax	0.9	2.4	(0.4)	13.2	0.2
Taxes	9.4	10.3	29.6	(76.4)	8.7
Interest and other income, net	21.9	20.0	83.7	86.3	20.7
Impairment of long-lived assets	2.2	5.1	2.2	5.1	—
Depreciation and Amortization of intangibles	43.7	53.5	185.7	210.9	43.5

EBITDA	$119.1	$102.5	$227.0	$289.6	$38.7

Gain on sale of Gamestation	—	—	(81.5)	—	(0.2)
Termination of Brazilian franchise agreement	—	—	(20.0)	—	—
Lease termination costs incurred for store closures	0.4	2.0	9.1	11.3	1.6
Severance costs	13.3	—	30.8	14.5	7.9
Stock compensation	4.7	7.1	14.6	25.5	1.2
Expected performance under a 2001 guarantee of franchisee debt	—	—	—	4.0	—

Adjusted EBITDA	$137.5	$111.6	$180.0	$344.9	$49.2

Notes: Q4 Fiscal 2007 is 14 Weeks Q4 Fiscal 2006 is 13 Weeks

The following table presents consolidated financial information, including a reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net income, the most comparable GAAP financial measure.
	Guidance Range
Full Year 2008 Guidance Reconciliation:
Adjusted EBITDA	$290.0	$310.0
Depreciation and amortization	(163.0)	(163.0)
Stock based compensation	(14.0)	(14.0)

Operating income	113.0	133.0
Interest and other income, net	(77.0)	(77.0)

Income before income taxes	36.0	56.0
Taxes	(31.0)	(31.0)

Net income	$5.0	$25.0

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities less capital expenditures. The Company uses free cash flow, among other things, to evaluate its operating performance and as a measure of liquidity. Management believes free cash flow provides investors with an important perspective on the cash available for debt service, acquisitions and stockholders after making the capital investments required to support ongoing business operations and long-term value creation. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management and helps improve their ability to understand the Company’s operating performance. In addition, free cash flow is also a measure used by the Company’s investors and analysts for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Free cash flow is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”). As a result, free cash flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or net cash flow provided by (used for) operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As the Company uses free cash flow as a measure of performance and as a measure of liquidity, the tables below reconcile free cash flow to both net income (loss) and net cash flow provided by (used for) operating activities, the most directly comparable amounts reported under GAAP.

The following table provides a reconciliation of net cash flow provided by (used for) operating activities to free cash flow:

	Fiscal Quarter Ended January 6, 2008	Fiscal Quarter Ended December 31, 2006	Fiscal Year Ended January 6, 2008	Fiscal Year Ended December 31, 2006

Net cash flow provided by (used for) operating activities	$145.2	$159.9	$(56.2)	$329.4

Adjustments to reconcile net cash flow provided by (used for) operating activities to free cash flow:
Capital expenditures	(22.4)	(38.8)	(74.4)	(78.5)

Free cash flow	$122.8	$121.1	$(130.6)	$250.9

The following table provides a reconciliation of net income (loss) to free cash flow:

	Fiscal Quarter Ended January 6, 2008	Fiscal Quarter Ended December 31, 2006	Fiscal Year Ended January 6, 2008	Fiscal Year Ended December 31, 2006

Net income (loss)	$41.0	$11.2	$(73.8)	$50.5

Adjustments to reconcile net income (loss) to free cash flow:
Depreciation and amortization of intangibles	43.7	53.6	185.7	212.9
Impairment of goodwill and other long-lived assets	2.2	5.1	2.2	5.1
Non-cash share-based compensation expense	4.7	7.1	14.6	25.5
Capital expenditures	(22.4)	(38.8)	(74.4)	(78.5)
Rental library purchases, net of rental amortization	(8.3)	(40.9)	31.2	34.6
Changes in working capital	65.5	133.7	(131.0)	11.5
Changes in deferred taxes and other	(3.6)	(9.9)	(3.6)	(10.7)
Gain on sale of Gamestation	—	—	(81.5)	—

Free cash flow	$122.8	$121.1	$(130.6)	$250.9

Notes:
Q4 Fiscal 2007 is 14 Weeks
Q4 Fiscal 2006 is 13 Weeks